Exhibit 4-c

                    CERTIFICATE OF TRUST OF
                   DILLARD'S CAPITAL TRUST I


          THIS Certificate of Trust of Dillard's Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. Sec 3801 et seq.) (the "Act").


          1.    Name.   The name of the business trust formed  by
this Certificate of Trust is Dillard's Capital Trust I.


          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Chase
Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware
19801, Attention:  Corporate Trustee Administration.


          3. Effective Date. This Certificate of Trust shall be effective upon filing.


          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                              CHASE MANHATTAN BANK DELAWARE,  not
                              in   its  individual  capacity  but
                              solely as Delaware Trustee


                              By:  /s/ Denis Kelly
                              Name:     Denis Kelly
                              Title:    Trust Officer